Exhibit 1.01

SCANA CORPORATION

Common Stock

UNDERWRITING AGREEMENT

December 31, 2008

Morgan Stanley & Co. Incorporated

Individually and Acting as Representative for

the Underwriters Named in Schedule A hereto

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

The undersigned SCANA Corporation, a South Carolina corporation (the “Company”), proposes to sell an aggregate of 2,500,000 shares (the “Firm Shares”) of the Company’s Common Stock, no par value per share (the “Common Stock”), to you and to the other underwriters named in Schedule A hereto (collectively, the “Underwriters”), for which you are acting as representative (the “Representative”).  The Company has also agreed to grant to you and the other Underwriters an option (the “Option”) to purchase up to an additional 375,000 shares of Common Stock (the “Option Shares”) on the terms and for the purposes set forth in Section 1(b).  The Firm Shares and the Option Shares are hereinafter collectively referred to as the “Shares.”

The term “Representative” as used herein shall be deemed to mean the firm(s) and/or corporation(s) addressed hereby.  If there is only one firm or corporation to which this Underwriting Agreement (the “Agreement”) is addressed, such term shall be deemed to mean such firm or corporation.  If there are any Underwriters in addition to yourself, you represent that you have been authorized by each of the Underwriters to enter into this Agreement on their behalf and to act for them in the manner herein provided in all matters relating to carrying out the provisions of this Agreement.  If there are no Underwriters other than yourself, the term “Underwriters” shall be deemed to mean the Representative.  All obligations of the Underwriters hereunder are several and not joint.

The Company hereby confirms its agreement with the several Underwriters as follows:

1.                                       Agreement to Sell and Purchase.

(a)                                  On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to each Underwriter named in Schedule A hereto, and each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A, plus such additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to Section 8 hereof, in each case at a purchase price of $34.9675 per Share, representing a public offering price per Share of $35.50 after discounts and commissions of $0.5325 per Share.

(b)                                 Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase, severally and not jointly, up to 375,000 Option Shares from the Company at the same price per share as the Underwriters shall pay for the Firm Shares.  The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of this Agreement, upon written or telegraphic notice (the “Option Shares Notice”) by the Representative to the Company no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the “Option Closing Date”) setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase.  On the Option Closing Date, the Company will issue and sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice, and each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representative in such manner as it deems advisable to avoid fractional shares.

2.                                       Delivery and Payment.  The closing of the transactions and delivery of the documents contemplated hereby shall take place at the office, date (the “Closing Date”) and time specified in Schedule B.  Payment of the purchase price for the Firm Shares shall be made to the Company to you by wire transfer in federal (same day) funds against delivery of the certificates for the Firm Shares for registration in such names as the Underwriters shall direct, at the closing date and time specified on Schedule B (or, if the New York Stock Exchange (the “NYSE”), the American Stock Exchange (the “AMEX”) and commercial banks in The City of New York are not open on such day, the next day on which such exchanges and banks are open), or at such other time not later than eight full business days thereafter as you and the Company determine, such time being herein referred to as the “Closing Date.”  Electronic transfer of the Firm Shares shall be made to you on the Closing Date at the time of closing in such names and in such denominations as you shall specify.

Payment of the purchase price for the Option Shares shall be made on the Option Closing Date in the same manner and at the same time of day as the payment for the Firm Shares (unless another time shall be agreed to by you and the Company).  Electronic transfer of the Option Shares shall be made to you on the Option Closing Date at the time of closing in such names and in such denominations as you shall specify. The Company agrees to make certificates for the Shares available to you for your review at least one full business day preceding the Closing Date or the Option Closing Date, as the case may be.

It is understood that you, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment to the Company, on behalf of any Underwriter or Underwriters, for the Shares to be purchased by such Underwriter or Underwriters.  Any such payment by you shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.

3.                                       Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, each Underwriter that:

(a)                                  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-145208), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Shares.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.”  Any preliminary prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof and is used prior to filing of the Prospectus is called, together with the Base Prospectus, a “preliminary prospectus.”  The term “Prospectus” shall mean the final prospectus supplement relating to the Shares (the “Prospectus Supplement”), together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”).  Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”); any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any Incorporated Documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.  All references in this Agreement to the Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto (“EDGAR”).

(b)                                 The Registration Statement (i) is an “automatic shelf registration statement” as defined in Rule 405 under the Act and (ii) initially became effective not earlier than three years prior to the Closing Date, and the Company has not received any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act.  The Registration Statement has been prepared by the Company in conformity with the requirements of the Act.  When the Registration Statement initially became effective and at all times subsequent thereto up to and on the Closing Date, (i) the Registration Statement and Prospectus and any post-effective amendments or supplements thereto contained and will contain all statements and information which are required to be stated therein by the Act and in all material respects, conformed and will conform to the requirements thereof; and (ii) neither the Registration Statement nor the Prospectus nor any post-effective amendment or supplement thereto included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing representations and warranties shall not apply to information contained in or omitted from the Registration Statement or Prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.  A copy of such Registration Statement and any amendments thereto heretofore filed (including all exhibits except those incorporated therein by reference) have heretofore been delivered to you.  The Company will file with the Commission any preliminary prospectus and the Prospectus relating to the Shares pursuant to Rule 424 under the Act.

(c)                                  The term “Disclosure Package” shall mean (i) the Base Prospectus, including any preliminary prospectus supplement, as amended or supplemented, (ii) the “issuer free writing prospectuses” as defined in Rule 433 of the Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule C hereto, and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.  As of 5:30 p.m. (Eastern time) on the date of this Agreement (the “Applicable Time”), the Disclosure Package did not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties shall not apply to information contained in or omitted from the Prospectus, including any preliminary prospectus supplement, or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.

(d)                                 At the Execution Time (with such date being used as the determination date for purposes of this sentence), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Act.

(e)                                  Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Base Prospectus, any preliminary prospectus and the Issuer Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Issuer Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Act; the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; and the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement.

(f)                                    The Company has not distributed and will not distribute, prior to the later of the Closing Date or the completion of the Underwriters’ distribution of the Shares, any written offering material in connection with the offering and sale of the Shares other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus which is either included in Schedule C hereto or reviewed and consented to by the Representative, or the Registration Statement.

(g)                                 Each Issuer Free Writing Prospectus, as of its respective issue date and at all subsequent times during the Prospectus Delivery Period (as defined herein) or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified.  If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus, the Company has promptly notified or will promptly notify the Representative and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.

(h)                                 As of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the Registration Statement, the preliminary prospectus and the Prospectus under “Common Stock Dividends and Price Range” and “Description of the Common Stock” (and any similar sections or information, if any, contained in any Issuer Free Writing Prospectus), and, as of the Closing Date and any Option Closing Date, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the Registration Statement, the preliminary prospectus and the Prospectus under “Common Stock Dividends and Price Range” and “Description of the Common Stock” (and any similar sections or information, if any, contained in any Issuer Free Writing Prospectus) (subject, in each case, to the issuance of shares of Common Stock pursuant to the Company’s employee or director benefit compensation plans or arrangements or stock purchase savings plan or dividend reinvestment plan or upon exercise of stock options, warrants and convertible securities disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each preliminary prospectus and the Prospectus and the grant of options under existing stock option plans described in the Registration Statement (excluding the exhibits thereto), each preliminary prospectus and the Prospectus); all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, other than shares of restricted stock issued to employees that have not vested, and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.

(i)                                     Each of the Company, South Carolina Electric & Gas Company, Public Service Company of North Carolina, Incorporated, SCANA Energy Marketing, Inc., and any other “significant subsidiary” within the meaning of Rule 405 of the Act (individually a “Subsidiary” and collectively the “Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own and operate the properties now or proposed to be owned by it and to conduct its business as now being or proposed to be conducted by it, in each case as described in the Disclosure Package and the Prospectus, and is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such licensing or qualification wherein it owns or leases material properties or conducts material business.

(j)                                     All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of the Company, after due inquiry, any other security interests, claims, liens or encumbrances.

(k)                                  The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be, an “investment company” or a company “controlled” by an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended.

(l)                                     This Agreement has been duly authorized, executed and delivered by the Company.

(m)                               The Shares have been duly authorized by the Company and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights and free of any voting restrictions (and will be free of any restriction, pursuant to the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party, upon the transfer thereof) and no holder of such Shares is or will be subject to personal liability solely by reason of being such a holder; upon issuance, the Shares will be admitted and authorized for trading, subject to official notice of issuance, on the NYSE, provided, however, that no representation is made as to the effect of sales under the laws of any country other than the United States of America.

(n)                                 The capital stock of the Company, including the Shares, conforms in all material respects to each description thereof contained in the Registration Statement, the preliminary prospectuses, the Prospectus and the Issuer Free-Writing Prospectuses, if any; and the certificates for the Shares are in due and proper form.

(o)                                 Except as set forth in the Disclosure Package and the Prospectus, since the respective most recent dates as of which information is given in the Disclosure Package and the Prospectus (exclusive of any amendments or supplements after the date hereof), the Company has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, which are material to the Company, and there has not been any material change in the capital stock or long-term debt of the Company, or any material adverse change, or any development which the Company has reasonable cause to believe will involve a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, net worth or results of operations of the Company, from that set forth in the Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) (a “Material Adverse Effect”).

(p)                                 The Incorporated Documents, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder at that time, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated  therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(q)                                 The consolidated financial statements of the Company incorporated by reference in the Disclosure Package and the Prospectus fairly present the financial condition of the Company as of the dates indicated and the results of operations, cash flows and changes in common equity and comprehensive income for the periods therein specified; and said financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), applied on a consistent basis (except as otherwise noted in such financial statements) throughout the periods involved.  Deloitte & Touche LLP, who have audited certain of such financial statements, as set forth in their report with respect to such financial statements, are independent registered public accountants with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder.

(r)                                    Neither the Company nor any of its Subsidiaries is (i) in violation of its charter, bylaws or other constitutive documents, (ii) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which it is a party or by which it is bound or to which its assets or properties is subject (collectively, “Agreements and Instruments”) or (iii) in violation of any order or decree of any domestic or foreign court with jurisdiction over it or any of its assets or properties or other governmental or regulatory authority, agency or other body, except, in the case of clauses (ii) and (iii) herein, for such defaults or violations as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default by the Company or the Subsidiaries under any such document or instrument or result in the imposition of any penalty or the acceleration of any indebtedness other than penalties, defaults or conditions that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(s)                                  The execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby and thereby, and the compliance by the Company with all of the provisions of this Agreement, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of the Subsidiaries pursuant to the terms of, (x) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or (y) any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries are a party or by which the Company or any of the Subsidiaries are bound or to which any of the property or assets of the Company or any of the Subsidiaries are subject, which could reasonably be expected to have a Material Adverse Effect or affect the validity of the Shares or the legal authority of the Company or the Subsidiaries to comply with the terms of this Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company or any of the Subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties, which could reasonably be expected to have a Material Adverse Effect or affect the validity of the Shares or the legal authority of the Company to comply with this Agreement.

(t)                                    No approval, authorization, consent or order of or filing, registration or qualification with, any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or the Subsidiaries, or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions as contemplated by this Agreement, other than (i) as have been obtained from NYSE, (ii) as may be required to file the Prospectus Supplement pursuant to Rule 424(b) and to file a Form 8-K relating to this Agreement and updating certain information relating to Item 14 - “Other Expenses of Issuance and Distribution” in the Registration Statement, (iii) as may be required under state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or (iv) as may be required by the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(u)                                 Except as described in the Registration Statement (excluding the exhibits thereto), each preliminary prospectus and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company and (iii) no person has the right to act as an underwriter or initial purchaser or as a financial advisor to the Company in connection with the offer and sale of the Shares; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby.

(v)                                 Except as described in the Registration Statement (excluding the exhibits thereto), each preliminary prospectus and the Prospectus, each of the Company and the Subsidiaries owns, possesses or has obtained all material licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all material declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies) and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except in each case where the failure to obtain licenses, permits, certificates, consents, orders, approvals and other authorizations, or to make all declarations and filings, could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and except as described in the Registration Statement (excluding the exhibits thereto), each preliminary prospectus and the Prospectus, neither the Company nor any of its Subsidiaries has received any notice of any proceeding relating to revocation or limitation or suspension of any such license, permit, certificate, consent, order, approval or other authorization, except in each case, for ordinary course renewals, and where such revocation or limitation or suspension could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.  All such licenses, permits, certificates, consents, orders, approvals and other authorizations are valid and in full force and effect and the Company and the Subsidiaries are in compliance in all material respects with the terms and condition of all such licenses, permits, certificates, consents, orders, approvals and other authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with such licenses, permits, certificates, consents, orders, approvals or other authorizations, except for any invalidity, failure to be in full force and effect or noncompliance with any licenses, permits, certificates, consents, orders, approvals or other authorizations that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(w)                               The other financial and statistical data contained or incorporated by reference in the Registration Statement, the preliminary prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are accurately and fairly presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company, except as otherwise stated therein; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus that are not included or incorporated by reference as required; the Company and its Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), each preliminary prospectus and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the preliminary prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

(x)                                   Neither the Company nor any of its subsidiaries has sustained, since the date of the latest financial statements of the Company included or incorporated by reference in the Registration Statement, the preliminary prospectuses and the Prospectus any material loss or interference with its business that is material to the business of the Company and its subsidiaries taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement (excluding the exhibits thereto), each preliminary prospectus and the Prospectus (in each case, excluding any amendment or supplement thereto made after the date of this Agreement), and, subsequent to the respective dates as of which information is given in the Registration Statement, the preliminary prospectuses, the Prospectus and the Permitted Free-Writing Prospectuses, if any, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been any material change in the capital stock or any material increase in the consolidated short-term or long-term debt of the Company.

(y)                                 The Company and each of its Subsidiaries has title to all property (real and personal) described in the Registration Statement, the preliminary prospectuses, the Prospectus and the Permitted Free-Writing Prospectuses, if any, as being owned by any of them, and title to a leasehold estate in the real and personal property described therein as being leased by it, free and clear of all liens, charges or encumbrances, except, in each case, (i) as described in the Registration Statement (excluding the exhibits thereto), each preliminary prospectus and the Prospectus, or (ii) to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions could not reasonably be expected to have a Material Adverse Effect.

(z)                                   Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) no labor dispute by the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company or any of its Subsidiaries, is imminent and (ii) to their knowledge, neither the Company nor the Subsidiaries are aware of any existing or imminent labor disturbances by the employees of any of their principal suppliers.

(aa)                            In the ordinary course of their business, the Company and each of the Subsidiaries periodically review the effect of applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) on the business, operations and properties of the Company and its subsidiaries, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company and the Subsidiaries have reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except as described in the

Registration Statement (excluding the exhibits thereto), each preliminary prospectus and the Prospectus.

(bb)                          Except as described in the Registration Statement (excluding the exhibits thereto), each preliminary prospectus and the Prospectus, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by, to the knowledge of the Company, the Company or any of its Subsidiaries, or any other entity (including any predecessor) for whose acts or omissions, the Company or any of its Subsidiaries is or could reasonably be expected to be liable, upon any of the property now or previously owned or leased by the Company or any of its Subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not reasonably be expected to have, individually or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and except as described in the Registration Statement (excluding the exhibits thereto), each preliminary prospectus and the Prospectus, there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its Subsidiaries has knowledge, except for any such disposal, discharge, emission or other release of any kind which would not reasonably be expected to have, individually or in the aggregate with all such discharges and other releases, a Material Adverse Effect; and, except as described in the Registration Statement (excluding the exhibits thereto), each preliminary prospectus and the Prospectus, to the knowledge of the Company, there are no reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any of the Company’s Subsidiaries under, or to interfere with or prevent compliance by the Company or any of the Company’s Subsidiaries with, Environmental Laws, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc)                            All statistical, market-related or forward-looking data included or incorporated by reference in the Registration Statement, the preliminary prospectuses, the Prospectus and the Permitted Free-Writing Prospectuses, if any, are based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects and represent its good faith estimate that is made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(dd)                          Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any of its Subsidiaries has made any payment of funds of the Company or any of its Subsidiaries or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977 (the “FCPA”)), which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, any preliminary prospectus or the Prospectus.

(ee)                            The Company has not received any notice from the NYSE regarding the delisting of the Common Stock from the NYSE.

(ff)           Except pursuant to this Agreement and as set forth in the Registration Statement, neither the Company nor any of its Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement.

(gg)         Neither the Company nor any of the Subsidiaries has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(hh)         Except as set forth in the Disclosure Package and the Prospectus, there is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding, to which the Company is a party, before or by any court or governmental agency or body, which might result in a Material Adverse Effect.  There are no contracts or documents of the Company that are required to be filed as exhibits to the Registration Statement by the Act or by the rules and regulations of the Commission thereunder which have not been so filed.

(ii)           The Company maintains systems of internal accounting controls sufficient to provide reasonable assurance that transactions are executed in accordance with management’s general or specific authorizations, transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability, access to assets is permitted only in accordance with management’s general or specific authorizations, and the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(jj)           Except as set forth in the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(kk)         The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(ll)           To the best of its knowledge, the Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) that are effective and the rules and regulations of the Commission that have been adopted and are effective thereunder.

Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Representative in connection with the offering of the Shares shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby on the date of such certificate.

4.             Covenants.  The Company covenants and agrees with each Underwriter that:

(a)           During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including circumstances where such requirement may be satisfied pursuant to Rule 172 of the Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement; the Company shall not file or use any such proposed amendment or supplement to which the Representative reasonably objects (except for any amendment or supplement through incorporation by reference of any report filed under the Exchange Act); the Company will notify you promptly of any request by the Commission for the amending or supplementing of the Registration Statement, the Disclosure Package or the Prospectus or for additional information.

(b)           During the Prospectus Delivery Period, the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to the Exchange Act and comply as far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the rules and regulations of the Commission thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof and in the Disclosure Package and the Prospectus.

(c)           If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Representative it is otherwise necessary or advisable in connection with the distribution of the Shares by the Underwriters to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representative of any such event or condition and (ii) promptly prepare (subject to Sections 4(a) and 4(e) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.  The Company will notify you of the time when any post-effective amendment to the Registration Statement has become effective or any supplement to the Disclosure Package or the Prospectus has been filed.

(d)           The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representative, it will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act; provided that the prior written consent of the Representative shall be deemed to have been given in respect to the Issuer Free Writing Prospectuses included in Schedule C hereto.  Any such free writing prospectus consented to by the Representative and the Company is hereinafter referred to as a “Permitted Free Writing Prospectus”.  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(e)           The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any proceeding for that purpose having been instituted or threatened by the Commission; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(f)            If the Prospectus Delivery Period is ongoing immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Representative.  If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Representative, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(g)           If at any time during the Prospectus Delivery Period the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Underwriters through the Representative, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form satisfactory to the Representative, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Underwriters through the Representative of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(h)           If, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules).

(i)            The Company shall furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may reasonably designate and to maintain such qualifications in effect so long as you may reasonably request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction or to subject the Company to taxation in excess of a normal amount (in the context of the offering, issuance and sale of the Shares and the consummation of the transactions contemplated hereby) under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(j)            The Company has furnished or will furnish to the Underwriters, as soon as available, copies of the Registration Statement (three of which will be signed and will include all exhibits except those incorporated by reference), the Prospectus (including all documents incorporated by reference therein but excluding exhibits to such documents), any preliminary prospectus, any Issuer Free Writing Prospectuses and all amendments and supplements to such documents, including any prospectus prepared to permit compliance with Section 10(a)(3) of the Act, all in such quantities as you may from time to time reasonably request.

(k)           The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement which shall satisfy the provisions of Section 11(a) of the Act.

(l)            The Company will pay the fees applicable to the Registration Statement in connection with the offering of the Shares within the time required by Rule 456(b)(1)(i) under the Act (without reliance on the proviso to Rule 456(b)(1)(i) under the Act) and in compliance with Rule 456(b) and Rule 457(r) under the Act.

(m)          The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective or is terminated under the provisions of Section 9 hereof, will pay, or reimburse if paid by the Representatives, all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, any preliminary prospectus, any Issuer Free Writing Prospectus and all amendments and supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares, and all other costs related to the preparation, issuance, execution, authentication and delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws as described in Section 4(i) above and the determination of their eligibility for investment under state or foreign law (including the filing fees and the reasonable legal fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the FINRA, including the filing fees and the reasonable legal fees and other disbursements of counsel to the Underwriters relating to FINRA matters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, travel, lodging and other expenses incurred by the officers of the Company and the cost of any aircraft chartered in connection with the road show, (ix) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Shares and (x) the performance of the Company’s other obligations hereunder.  Except as set forth in clauses (iv) and (vi) of this Section 4(m) and Sections 6 and 9 of this Agreement, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and any tombstone advertising expenses.

(n)           The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth under “Use of Proceeds” in each of the Disclosure Package and the Prospectus.

(o)           Beginning on the date hereof and ending on, and including, the date that is 30 days after the date of the Prospectus Supplement (the “Lock-Up Period”), the Company will not, and will not permit any of the persons identified in Exhibit A-1 hereto (the “Named Executive Officers”) to, without the prior written consent of the Representative, issue, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any of the Named Executive Officers), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock, or publicly announce the intention which has not previously been disclosed publicly to effect any such transaction, provided, however, that the Company and its Subsidiaries may offer, issue and sell Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock (i) pursuant to the Company’s registration of the offer and sale of the Shares in accordance herewith, (ii) pursuant to any employee or director benefit plan or compensation arrangements or stock purchase savings plan or dividend reinvestment plan described in the Registration Statement (excluding the exhibits thereto), any preliminary prospectus or the Prospectus, or (iii) pursuant to an agreement which provides for the issuance of Common Stock or securities exchangeable for, exercisable for or convertible into shares of Common Stock in an amount not to exceed 5% of the

Common Stock outstanding on the date of this Agreement in connection with the acquisition of, or joint venture with, another company; provided that the recipients of securities referred to in clause (iii) sign and deliver a lock-up letter addressed to the Representative agreeing to be bound by the terms of this section during the Lock-Up Period.

(p)           Prior to the Closing Date or any Option Closing Date, as the case may be, to provide the Underwriters reasonable advance notice of and opportunity to comment on any press release or other communication or press conferences with respect to the Company or any its subsidiaries, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any of its subsidiaries, or the offering of the Shares.

(q)           The Company agrees not to, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus.

(r)            The Company agrees not to, and to cause its subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(s)           The Company agrees to use its best efforts to cause the Shares to be listed on the NYSE.

(t)            The Company agrees to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Shares.

4A.          Covenants of the Underwriters.  Each Underwriter, severally and not jointly, represents that it has not made, and covenants and agrees that, unless it obtains the prior written consent of the Company, it will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act; provided that the prior written consent of the Company shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule C hereto.

5.             Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters to purchase and pay for the Shares, as provided herein, shall be subject to the accuracy, as of the date hereof and the Closing Date (as if made on the Closing Date), of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

(a)           The Company shall have filed any preliminary prospectus and the Prospectus with the Commission (including the information required by Rule 430B under the Act) in the manner and within the time period required by Rule 424(b) under the Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by Rule 430B, and such post-effective amendment shall have become effective.

(b)           Any material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under Rule 433.

(c)           The Registration Statement is an automatic shelf registration statement that has become effective under the Act within the last three years.  No stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

(d)           No Underwriter shall have advised the Company that the Registration Statement, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which in your opinion is material or omits to state a fact which in your opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(e)           Except as contemplated in the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), there shall not have been any change in the capital stock or long-term debt of the Company or any adverse change, or any development involving a prospective adverse change, in the condition, financial or otherwise, or in the business, net worth or results of operations of the Company from that set forth in the Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment makes it impractical or inadvisable to offer or deliver the Shares in the manner contemplated in the Disclosure Package and the Prospectus.

(f)            You shall have received signed Lock-Up Agreements, in the form set forth as Exhibit A hereto, of each of the Named Executive Officers, and each such Lock-Up Agreement shall be in full force and effect at the Closing Date and the Option Closing Date, as the case may be.

(g)           On the Closing Date, you shall have received the opinion of McNair Law Firm, P.A., counsel for the Company, dated the Closing Date, to the effect that:

(i)            Each of the Company and the Subsidiaries is validly existing as a corporation under the laws of the State of South Carolina and has the corporate power to own and operate its properties now owned and proposed to be owned by it and conduct its business as now conducted and as proposed to be conducted, in each case as described in the Registration Statement, the Disclosure Package and the Prospectus, and with respect to the Company, to execute, deliver and perform its obligations under the Underwriting Agreement and to consummate the transactions contemplated thereby, including, without limitation, to issue, sell and deliver the Shares as contemplated by the Underwriting Agreement.

(ii)           The Shares have been duly authorized and validly issued and, upon payment and delivery in accordance with the Underwriting Agreement, the Shares will be fully paid and non-assessable, and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; upon issuance, the Shares will be duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the NYSE.

(iii)          This Agreement has been duly authorized, executed and delivered by the Company.

(iv)          The documents incorporated by reference in the Disclosure Package and the Prospectus (other than the financial statements and schedules, financial and statistical data derived therefrom and other financial information contained therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Act (including, in the case of the Prospectus, Section 10(a) of the Act); and each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied as to form in all material respects with the requirements of the Exchange Act (except as to the financial statements and schedules, financial and statistical data derived therefrom and other financial information contained therein, as to which such counsel need express no opinion).

(v)           The Registration Statement has become effective under the Act, and, to counsel’s knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act, and any required filing of the Prospectus pursuant to Rule 424 or Rule 430B under the Act has been made in the manner and within the time period required by such Rule 424 and in compliance with Rule 430B under the Act.

(vi)          The statements made in each of the Disclosure Package and the Prospectus under the caption “Description of the Common Stock” insofar as they purport to constitute summaries of the terms of the Common Stock, constitute accurate summaries of the terms of such Common Stock in all material respects.

(vii)         The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be, an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(viii)        No consent, approval, authorizations or other order of, or registration or filing with, any governmental or regulatory authority or agency or, to counsel’s knowledge, any court, is required for the Company’s execution, delivery and performance of this Agreement, or the issuance, sale and delivery of the Shares or the consummation by the Company of the other transactions contemplated by the Transaction Documents, except (i) as have been obtained from NYSE, (ii) as may be required under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters; or (iii)  as may be required by the rules and regulations of FINRA.

(ix)           Neither the execution and delivery of this Agreement, the issue and sale of the Shares, nor the consummation of any other of the transactions contemplated by this Agreement violate (a) any law, rule or regulation applicable to the Company (other than with respect to state securities laws or blue sky laws of any other jurisdiction),  (b) the provisions of the Articles or Bylaws of the Company, or (c) any agreement or instrument filed or referenced in Exhibits 4.02, 4.03, 4.04, 4.05 and 10.21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

(x)              The statements made in each of the Disclosure Package and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations for Non-

U.S. Holders” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute fair and accurate summaries of the U.S. federal tax consequences of the purchase, ownership and disposition of the Shares.

In rendering such opinion, but without opining in connection therewith, such counsel shall also state that, based upon such counsel’s participation in conferences with representatives of the Company and the Company’s accountants and participation in certain prior financings of the Company, no facts have come to such counsel’s attention that would cause such counsel to believe that (i) any of the documents incorporated by reference in the Disclosure Package and the Prospectus when they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; (ii) either the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective and as of the Execution Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (iii) the Prospectus, as of its date or at the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iv) the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except, in each case, that such counsel need not express any belief as to financial statements and schedules, financial and statistical data derived therefrom and other financial information contained or incorporated by reference in the Registration Statement, the Prospectus, the Disclosure Package or any amendments or supplements thereto or as to the Statement of Eligibility on Form T-1 filed as an exhibit to the Registration Statement, and, with respect to information relating to the book-entry system of payments and transfers set forth under the caption “Book-Entry System” therein, such counsel may state that its opinion is based solely on information made available by The Depository Trust Company for the purpose of inclusion in the Prospectus and further that any statement contained in an Incorporated Document will be deemed not to be contained in the Registration Statement, any preliminary prospectus or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement, preliminary prospectus or Prospectus prior to the date of this Agreement).

(h)           On the Closing Date, you shall have received the opinion of Francis P. Mood, Jr., Esquire, Senior Vice President, General Counsel and Assistant Secretary of the Company, dated the Closing Date, covering the matters set forth in clauses (i) through (v) below, in each case subject to such exceptions specified in such opinion with respect to the matters referred to in clause (ii) of this paragraph (h) as such counsel may deem appropriate, which exceptions in the opinion of the counsel rendering such opinion do not materially interfere with the maintenance and operation by the Company of the properties now owned by it or with the conduct by the Company of the business now carried on by it.

(i)            Each of the Company and the Subsidiaries (A) has been duly incorporated and is validly existing as a corporation under the laws of the State of South Carolina, the jurisdiction in which each is chartered and organized, with the corporate power to own and operate its properties now owned and proposed to be owned by it and conduct its business as now conducted and as proposed to be conducted, in each case as described in the Registration Statement, the Disclosure Package and the Prospectus, (B) is duly licensed or qualified in each jurisdiction which requires such licensing or qualification wherein it owns material properties or conducts material business, and (C) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii)           Except as otherwise set forth in the Disclosure Package and the Prospectus, the Company has such licenses, permits, consents, approvals, authorizations and/or orders of governmental bodies, political subdivisions or regulatory authorities, as are necessary for the acquisition, construction, ownership, maintenance and operation of the properties now owned by it and the conduct of the business now carried on by it as described in the Registration Statement, the Disclosure Package and the Prospectus, and the Company is not in default or violation of any of the foregoing and is carrying on its business in accordance therewith and, to his knowledge, with all applicable federal, state and other laws and regulations, except as would not materially adversely affect the financial condition of the Company.

(iii)          The descriptions in the Registration Statement, the Disclosure Package and the Prospectus of statutes, legal and governmental proceedings, contracts and other documents are, to the best of his knowledge, accurate and fairly present the information required to be shown therein, and such counsel does not know of any legal or governmental proceedings required to be described in the Disclosure Package or the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus or required to be incorporated by reference into the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or incorporated by reference or filed as required.

(iv)          The consummation of the transactions contemplated herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, note agreement or other agreement or instrument known to such counsel to which the Company is a party or by which it is bound or to which any of the property of the Company or its subsidiaries is subject, or the Restated Articles of Incorporation, as amended, or bylaws of the Company, or to his knowledge, any order, rule or regulation applicable to the Company (other than with respect to federal or state securities laws or blue sky laws of any other jurisdiction) of any court or of any federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or its property.

(v)           After due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or its subsidiaries is subject that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration

Statement, the Disclosure Package or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

In rendering such opinion, but without opining in connection therewith, such counsel shall also state that, based upon such counsel’s participation in conferences with representatives of the Company and the Company’s accountants and participation in certain prior financings of the Company, no facts have come to such counsel’s attention that would cause such counsel to believe that (i) any of the documents incorporated by reference in the Disclosure Package and the Prospectus when they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; (ii) either the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective and as of the Execution Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (iii) the Prospectus, as of its date or at the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iv) the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except, in each case, that such counsel need not express any belief as to financial statements and schedules, financial and statistical data derived therefrom and other financial information contained or incorporated by reference in the Registration Statement, the Prospectus, the Disclosure Package or any amendments or supplements thereto or as to the Statement of Eligibility on Form T-1 filed as an exhibit to the Registration Statement, and, with respect to information relating to the book-entry system of payments and transfers set forth under the caption “Book-Entry System” therein, such counsel may state that its opinion is based solely on information made available by The Depository Trust Company for the purpose of inclusion in the Prospectus) and further that any statement contained in an Incorporated Document will be deemed not to be contained in the Registration Statement, any preliminary prospectus or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement, preliminary prospectus or Prospectus prior to the date of this Agreement).

(i)            On the Closing Date, you shall have received from Troutman Sanders LLP, counsel for the several Underwriters, such opinion or opinions with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement, the Disclosure Package, the Prospectus and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.  In rendering their opinion, such counsel may rely upon the opinion of Francis P. Mood, Jr., Esquire, referred to above as to all matters governed by South Carolina law.

(j)            On or prior to the date hereof, you shall have received a letter from Deloitte & Touche LLP, dated the date of the execution and delivery of this Agreement, and specifying procedures completed not more than three business days prior to the date of the execution and delivery of this Agreement, addressed to you and in form and substance satisfactory to you, (1) confirming that they are independent accountants with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder and (2) with respect to the accounting, financing, or statistical information (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) contained in the Registration Statement or incorporated by reference therein, and containing statements and information of the type ordinarily included in accountants’ SAS 72, as amended by SAS 86, “Comfort Letters” to underwriters, with respect to the financial statements and certain financial information contained in or incorporated by reference into the Disclosure Package and the Prospectus, including any pro forma financial information.  At the Closing Date, you shall have received a letter from Deloitte & Touche LLP, dated the date of its delivery, which shall reaffirm and, if necessary, update, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three business days prior to the Closing Date.

(k)           On the Closing Date, you shall have received from the Company a certificate, signed by its Chairman, President or a Vice President and by its principal financial or accounting officer, dated the Closing Date, to the effect that, to the best of their knowledge based on reasonable investigation:

(i)            the representations and warranties of the Company in this Agreement are true and correct in all material respects, as if made on and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to the Closing Date;

(ii)           no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for that purpose shall have been instituted or threatened by the Commission; and

(iii)          the Registration Statement and the Prospectus, and any amendments or supplements thereto, contain all statements and information required to be included therein; the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective and at the Execution Time, did not contain an untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; the Prospectus, as of its date and at the Closing Date did not and does not contain an untrue statement of a material fact and did not and does not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact and did not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that in each case, no representation is made as to the Statement of Eligibility on Form T-1 filed as an exhibit to the Registration Statement, and, with respect to information relating to the book-entry system of payments and transfers set forth under the caption “Book-Entry System” therein); and, since the date hereof there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth and there has been no document required to be filed under the Exchange Act and the rules and regulations of the Commission thereunder and which upon such filing would be deemed to be incorporated by reference in the Disclosure Package and the Prospectus, which has not been so filed.

(l)            The Company shall have furnished to you such further certificates and documents as you shall have reasonably requested.

(m)          There shall not have occurred after the date hereof any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Act.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you.  The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.  In giving the opinions contemplated by paragraphs (g), (h) and (i) of this Section 5, counsel need not express any opinion either as to matters of Georgia law and may rely upon certificates of state officials as to the Company’s existence and upon certificates of officers of the Company as to matters of fact relevant to such opinions and may assume that the signatures on all documents examined by them are genuine.

6.             Indemnification and Contribution.

(a)           The Company will indemnify and hold harmless each Underwriter, its directors, officers, agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, director, officer, agent or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter, director, officer, agent or controlling person for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus or the Prospectus or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.  The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)           Each Underwriter severally and not jointly will indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,  in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus or the Prospectus or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.  The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties.  It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties.  All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred.  An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).  No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

(d)           If the indemnification provided for in this Section 6 is unavailable under subsection (a) or (b) above to a party that would have been an indemnified party under subsection (a) or (b) above (“Indemnified Party”) in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder (“Indemnifying Party”) shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under subsection (c) above, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus which is filed pursuant to Rule 424 under the Act referred to in Section 3(a) hereof.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim (which shall be limited as provided in subsection (c) above if the Indemnifying Party has assumed the defense of any such action in accordance with the provisions thereof).  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by it.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)           The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each director, officer and agent of an Underwriter, and to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

7.             Representations and Agreements to Survive Delivery. All representations, warranties and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements contained in Section 4A hereto and the indemnity and contribution agreements contained in Section 6 hereto of the several Underwriters, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any of its directors, officers, agents or any controlling persons, or the Company or any of its officers, directors or any controlling persons and shall survive delivery of the Shares to the Underwriters hereunder.

8.             Substitution of Underwriters.

(a) If any Underwriter or Underwriters shall fail or refuse to purchase any of the Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the remaining Underwriters shall be obligated to purchase (in proportion to their respective commitments hereunder except as may otherwise be determined by you) the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase; however, if such Firm Shares not purchased aggregate more than one-tenth of the aggregate number of Firm Shares, the remaining Underwriters shall have the right, but shall not be obligated, to purchase (in such proportions as shall be determined by you) the Firm Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase.  If such remaining Underwriters do not, at the Closing Date, purchase the Firm Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase, the time for delivery of the Firm Shares shall be extended to the next business day to allow the several Underwriters the privilege of substituting within 24 hours (including non-business hours) another underwriter or underwriters satisfactory to the Company.  If no such underwriter or underwriters shall have been substituted, as aforesaid, the time for delivery of the Firm Shares may, at the option of the Company, be again extended to the next following business day, if necessary, to allow the Company the privilege of finding within 24 hours (including non-business hours) another underwriter or underwriters, satisfactory to you, to purchase the Firm Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase.  If the remaining Underwriters shall not take up and pay for all such Firm Shares agreed to be purchased by the defaulting Underwriters, or substitute another underwriter or underwriters as aforesaid, and the Company shall not find or shall not elect to seek another underwriter or underwriters for such Firm Shares as aforesaid, then this Agreement shall terminate.  In the event of any such termination the Company shall not be under any liability to any Underwriter (except to the extent provided in Section 4(m) and in Section 6 hereof), nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company (except to the extent provided in Section 6 hereof).

(b)           If the remaining Underwriters or substituted underwriters purchase the Firm Shares of the defaulting Underwriter or Underwriters as provided in this Section 9, (i) the Company shall have the right to postpone the time of delivery for a period of not more than seven full business days, in order to effect any changes which may be made necessary thereby in the Registration Statement, the Disclosure Package or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus which may be made necessary thereby, and (ii) the respective Firm Shares to be purchased by the remaining Underwriters or substituted underwriters shall be taken as the basis of their respective underwriting obligations for all purposes of this Agreement.  A substituted underwriter hereunder shall become an Underwriter for all purposes of this Agreement.

(c)           Nothing herein shall relieve a defaulting Underwriter from liability for its default.

9.             Effective Date of this Agreement and Termination.

(a)           This Agreement shall become effective upon your accepting it in the manner indicated below.

(b)           You, as Representative of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date if (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any material agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, (iii) trading on the NYSE or the AMEX shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE or the AMEX, by the NYSE or the AMEX or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by Federal or New York authorities, or (vi) an outbreak or escalation of major hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or crisis, a default in payment when due of interest on or principal of any debt obligations of, or the institution of proceedings under the Federal bankruptcy laws by or against, any State of the United States, a material disruption in settlement or clearance procedures, or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement which, in your judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(m), Section 6 and Section 9(c) hereof shall at all times be effective.

(c)           If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof of if for any reason the Company shall unable to perform its obligations hereunder, the Company will reimburse the several Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith.

(d)           If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 9, the Company shall be notified promptly by you by telephone or telegram, confirmed by letter.  If the Company elects to prevent this Agreement from becoming effective, you shall be notified promptly by the Company by telephone or telegram, confirmed by letter.

10.           Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to you, shall be mailed, delivered or sent by facsimile and confirmed to you at the addresses designated on Schedule B, or if sent to the Company, shall be mailed, delivered or sent by facsimile and confirmed to the Company at 1426 Main Street, Columbia, South Carolina 29201, Attention: Treasurer, Facsimile: 803-217-8869.  Notice to any Underwriter pursuant to Section 6 shall be mailed, delivered or sent by facsimile and confirmed to such Underwriter in care of the Representative at the address designated in Schedule B.  Any party to this Agreement may change such address for notices by sending to the parties to this agreement written notice of a new address for such purpose.

11.           Parties.  This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors and assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers and directors and for the benefit of no other person or corporation.  No purchaser of any of the Shares from any Underwriter shall be construed a successor or assign merely by reason of such purchase.

In all dealings with the Company under this Agreement, you shall act on behalf of each of the several Underwriters, and any action under this Agreement taken by you will be binding upon all Underwriters.

12.           No Advisory or Fiduciary Responsibility.  The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is  capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company  and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

13.           Applicable Law.  The Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the several Underwriters.

Very truly yours,

SCANA CORPORATION

By:	/s/ Jimmy E. Addison
Its:	Senior Vice President and Chief Financial Officer

The foregoing agreement is hereby confirmed and accepted, as of the date first above written.

MORGAN STANLEY & CO. INCORPORATED

acting individually and as Representative

of the Underwriters named in Schedule A hereto

By:	/s/ Kenneth G. Pott
Name:	Kenneth G. Pott
Title:	Managing Director

SCHEDULE A

UNDERWRITERS

SCHEDULE A

Name of Underwriter	Number of Firm Shares To be Purchased

Morgan Stanley & Co. Incorporated	2,500,000

Total	2,500,000

A-1

SCHEDULE B

Closing Date/Time:	January 7, 2009 at 10:00 AM

Closing Office:	McNair Law Firm, P.A.
1301 Gervais Street, 17th Floor
Columbia, South Carolina 29201

Address for Notices to the Underwriters (care of the Representative):

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Attention: Investment Banking Division
	Telephone:	(212) 761-6691
	Facsimile:	(212) 507-8999

With a copy of any notice also sent to:

Troutman Sanders LLP
222 Central Park Avenue, Suite 2000
Virginia Beach, Virginia 23462
Attention: James J. Wheaton
Facsimile: 757-687-1501

B-1

SCHEDULE C

1. Press release of SCANA Corporation dated December 31, 2008.

C-1

EXHIBIT A

LOCK-UP AGREEMENT

January , 2009

Morgan Stanley & Co. Incorporated

c/o	Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. Incorporated (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with SCANA Corporation, a South Carolina corporation (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriter, of 2,500,000 shares (the “Shares”) of the Company’s Common Stock, no par value per share (the “Common Stock”).  Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

To induce the Underwriter that may participate in the Public Offering to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending 30 days after the date of the final prospectus supplement relating to the Public Offering (the “Lock-Up Period”), (1) offer, pledge, sell or contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement with respect to the foregoing; or (2) enter into any other agreement that transfers, in whole or in part, the economic equivalent of ownership of Common Stock whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise; or (3) publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, which has not previously been disclosed publicly.  The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift; provided that in the case of any transfer or distribution pursuant to clause (b), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence.  In addition, the undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  The undersigned also agrees and consents to the entry of stop transfer instructions with the

A-1

Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriter are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

Very truly yours,

(Name)

(Address)

A-1

EXHIBIT A-1

LIST OF PERSONS TO EXECUTE LOCK-UP LETTERS

Name	Title
William B. Timmerman	Chairman, President and Chief Executive Officer – SCANA Corporation

Kevin B. Marsh	President and Chief Operating Officer - South Carolina Electric & Gas Company

Jimmy E. Addison	Senior Vice President and Chief Financial Officer – SCANA Corporation

George J. Bullwinkel, Jr.	President and Chief Operating Officer - SCANA Energy Marketing, Inc., SCANA Communications, Inc. and ServiceCare, Inc.

Stephen A. Byrne	Senior Vice President - Generation, Nuclear and Fossil Hydro - South Carolina Electric & Gas Company

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